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                                  EXHIBIT 9(d)

        SUB-ADMINISTRATION AGREEMENT BETWEEN THE WINSBURY COMPANY LIMITED PARTNERSHIP AND THE BANK OF CALIFORNIA, N.A., DATED DECEMBER 23, 1991




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                          SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made this 23rd day of December, 1991, between THE WINSBURY COMPANY LIMITED PARTNERSHIP, d/b/a The Winsubry Company ("Winsbury"), a partnership organized under the laws of the State of Ohio and having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and THE BANK OF CALIFORNIA, N.A. (the "Sub-Administrator"), a national banking association having its main office at 400 California Street, San Francisco, California 94101.

         WHEREAS, Winsbury has entered into a Management and Administration Agreement, dated December 23, 1991 (the "Management and Administration Agreement"), with The HighMark Group (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, concerning the provision of management and administrative services for the investment portfolios of the Trust identified on Schedule A hereto, as such Schedule shall be amended from time to time (individually referred to herein as the "Fund" and collectively as the "Funds"); and

         WHEREAS, Winsbury desires to retain the Sub-Administrator to assist it in performing administrative services with respect to each Fund and the Sub-Administrator is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. SERVICES AS SUB-ADMINISTRATOR. The Sub-Administrator will assist Winsbury in providing administrative services with respect to each Fund as may be reasonably requested by Winsbury from time to time. Such services may include, but are in no way limited to, such clerical, bookkeeping, accounting, stenographic, and administrative services which will enable Winsbury to more efficiently perform its obligations under the Management and Administration Agreement. Specific assignments may include:

         (i) With regard to the investment adviser to the Trust, and at the direction of Winsbury, to:

                  a. advise with regard to various compliance requirements including but not limited to the performance of credit analysis as required by Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act");

                  b. assist in the preparation of Trustees' compliance reports;

                  c. assist in the resolution of other technical issues of a non-compliance nature; and




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                  d.      serve as on-site liaison;

         (ii)   Gathering of information deemed necessary by Winsbury to support
         (a) required state regulatory filings (including filings required to be made with California tax, blue sky and bank agencies) and (b) required federal regulatory filings;

         (iii)  Preparation of statistical and research data;

         (iv) Assistance in the preparation of the Group's Annual and Semi-Annual Reports to Shareholders; and

         (v) Assistance in the gathering of data from the investment adviser to the Trust for inclusion in Winsbury's periodic reports to the Trustees.

  The Sub-Administrator will keep and maintain all books and records relating to its services in accordance with Rule 31a-1 under the 1940 Act.

2. COMPENSATION; REIMBURSEMENT OF EXPENSES. Winsbury shall pay the Sub-Administrator for the services to be provided by the Sub-Administrator under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. In addition, Winsbury agrees to reimburse the Sub-Administrator for the Sub- Administrator's reasonable out-of-pocket expenses in providing services hereunder.

3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date specified in the amendment to Schedule A to this Agreement relating to such Fund or, if no date is specified, the date on which such amendment is executed) (the "Effective Date").

4. TERM. This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until October 31, 1993, and thereafter shall be renewed automatically for successive one-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination for so long as the Sub-Administrator, with the written consent of Winsbury, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Either party to this Agreement may terminate such Agreement prior to the expiration of the initial term set forth above by providing the other party with written notice of such termination at least 60 days prior to the date upon which such termination shall become effective. Compensation due the Sub-Administrator and unpaid by Winsbury upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Sub-Administrator shall be entitled to collect from Winsbury, in addition to the compensation described under paragraph 2 hereof, the amount of all the Sub-
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         Administrator's cash disbursements for services in connection with the
         Sub- Administrator's activities in effecting such termination, including without limitation, the delivery to Winsbury, the Trust, and/or their respective designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee to be paid by Winsbury, the Sub-Administrator will provide Winsbury and/or the Trust with reasonable access to any Trust documents or records remaining in its possession.

5.                STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS;
         INDEMNIFICATION. The Sub-Administrator shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to Winsbury or the Trust for any action taken or omitted by the Sub-Administrator in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. Winsbury agrees to indemnify and hold harmless the Sub-Administrator, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to the Sub-Administrator's actions taken or nonactions with respect to the performance of services under this Agreement with respect to a Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made to the Sub-Administrator by a duly authorized representative of Winsbury; provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, the Sub-Administrator shall give Winsbury written notice of and reasonable opportunity to defend against said claim in its own name or in the name of the Sub-Administrator.

6. RECORD RETENTION AND CONFIDENTIALITY. The Sub-Administrator shall keep and maintain on behalf of the Trust all books and records which the Trust and the Sub- Administrator are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. The Sub-Administrator further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust, by Winsbury, or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

7. UNCONTROLLABLE EVENTS. The Sub-Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.




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8.             RIGHTS OF OWNERSHIP. All computer programs and procedures
         developed to perform the services to be provided by the Sub-Administrator under this Agreement are the property of the Sub-Administrator. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to Winsbury and/or the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

9. RETURN OF RECORDS. The Sub-Administrator may at its option at any time, and shall promptly upon the demand of Winsbury and/or the Trust, turn over to Winsbury and/or the Trust and cease to retain the Sub-Administrator's files, records and documents created and maintained by the Sub-Administrator pursuant to this Agreement which are no longer needed by the Sub-Administrator in the performance of its services or for its legal protection. If not so turned over to Winsbury and/or the Trust, such documents and records will be retained by the Sub-Administrator for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to Winsbury and/or The Trust unless the Trust authorizes in writing the destruction of such records and documents.

10. REPRESENTATIONS OF WINSBURY. Winsbury certifies to the Sub-Administrator that this Agreement has been duly authorized by Winsbury and, when executed and delivered by Winsbury, will constitute a legal, valid and binding obligation of Winsbury, enforceable against Winsbury in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11. REPRESENTATIONS OF THE SUB-ADMINISTRATOR. The Sub-Administrator represents and warrants that: (1) the various procedures and systems which the Sub-Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of the Trust and the Sub-Administrator's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of it obligations hereunder, and (2) this Agreement has been duly authorized by the Sub-Administrator and, when executed and delivered by the Sub-Administrator, will constitute a legal, valid and binding obligation of the Sub-Administrator, enforceable against the Sub-Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

12. INSURANCE. The Sub-Administrator shall notify Winsbury should any of its insurance coverage be cancelled or reduced. Such notification shall include the date of change and the reasons therefor. The Sub-Administrator shall notify Winsbury of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Winsbury from time to time as may be appropriate of the total outstanding claims made by the Sub-Administrator under its insurance coverage.




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13.               NOTICES.  Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to Winsbury at the following address: 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and to the Sub-Administrator at the following address: 400 California Street, San Francisco, California 94104, or at such other address as either party may from time to time specify in writing to the other party pursuant to this Section.

14. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

15. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party and with the specific written consent of The Trust.

16. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

[SEAL]                                      THE WINSBURY COMPANY
                                               LIMITED PARTNERSHIP

                                            By:  The Winsbury Corporation,
                                                   General Partner

                                            By:       /S/
                                               -----------------------------

                                            Title:   Chairman
                                                  --------------------------

                                            THE BANK OF CALIFORNIA, N.A.

                                            By:        /S/
                                               -----------------------------

                                            Title:    Vice President
                                                  --------------------------



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                                                  Dated: As of December 1, 1992

                              AMENDED AND RESTATED
                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                              THE WINSBURY COMPANY
                                       AND
                          THE BANK OF CALIFORNIA, N.A.

NAME OF FUND
------------

The HighMark U.S. Government Obligations Fund
The HighMark Diversified Obligations Fund
The HighMark 100% U.S. Treasury Obligations Fund
The HighMark Tax-Free Fund
The HighMark California Tax-Free Fund
The HighMark Balanced Fund
The HighMark Growth Fund
The HighMark Income Equity Fund
The HighMark Special Growth Equity Fund
The HighMark Bond Fund
The HighMark U.S. Government Bond Fund
The HighMark Growth and Income Fund

                                     THE Winsbury COMPANY

                                         LIMITED PARTNERSHIP

                                     By:  The Winsbury Corporation
                                            General Partner

                                     By:         /S/
                                        --------------------------------

                                     Title:      President
                                           -----------------------------

                                     THE BANK OF CALIFORNIA, N.A.

                                     By:        /S/
                                         -------------------------------

                                     Title:   Vice President and Manager
                                           -----------------------------
                                                 Dated:  As of December 1, 1992




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                                   SCHEDULE B
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                              THE WINSBURY COMPANY
                                       AND
                          THE BANK OF CALIFORNIA, N.A.

     Name of Fund                                      Compensation 1
     ------------                                      ------------
The HighMark California Tax-Free Fund                  Annual Rate of up to five
The HighMark Diversified Obligations Fund              one-hundredths (.05%) of
The HighMark Tax-Free Fund                             each such Fund's average
The HighMark U.S. Government Obligations Fund          daily net assets
The HighMark 100% U.S. Treasury Obligations Fund
The HighMark Balanced Fund
The HighMark Growth Fund
The HighMark Special Growth Equity Fund
The HighMark Income Equity Fund
The HighMark Bond Fund
The HighMark U.S. Government Bond Fund
The HighMark Growth and Income Fund



                                        THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                        By:  The Winsbury Corporation
                                               General Partner

                                        By: _____________________________

                                        Title: __________________________

                                        THE BANK OF CALIFORNIA, N.A.

                                        By:______________________________

                                        Title:___________________________

_______________

     1  All fees are computed daily and paid periodically.